KENNEDY COVINGTON
                  ---------------------------------------------
                                ATTORNEYS AT LAW



                                January 15, 2002


First Investors Management Company, Inc.
95 Wall Street
New York, NY  10005-4297

         Re:      First Investors Multi-State Insured Tax Free Fund
                  -------------------------------------------------

Dear Sir/Madam:

         We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                 Very truly yours,

                                 /s/ Kennedy Covington Lobdell & Hickman, L.L.P.

                                 KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.















Kennedy Covington Lobdell & Hickman, L.L.P.     www.kennedycovington.com      434 Fayetteville Street Mall
                                                phone 919.743.7300            19th Floor, Post Office Box 1070
                                                facsimile 919.743.7358        Raleigh, North Carolina 27602-1070